Exhibit 99.1

UNIFI®, Makers of REPREVE®, Announces Second Quarter Fiscal 2025 Results

Continued efficiency initiatives in Americas better position Company for long-term revenue and profit growth

GREENSBORO, N.C., February 5, 2025 – Unifi, Inc. (NYSE: UFI) (together with its consolidated subsidiaries, “UNIFI”), leading innovator in recycled and synthetic yarn, today released operating results for the second fiscal quarter ended December 29, 2024.

Second Quarter Fiscal 2025 Overview

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Net sales were $138.9 million, an increase of 1.4% from the second quarter of fiscal 2024, primarily driven by higher sales volumes.
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Revenues from REPREVE Fiber products were $43.3 million and represented 31% of net sales, compared to $45.7 million or 33% of net sales for the second quarter of fiscal 2024.
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Gross profit was $0.5 million and gross margin was 0.4%, compared to gross profit of $1.6 million and 1.2% for the second quarter of fiscal 2024.
•
Net loss was $11.4 million, or $0.62 per share, compared to a net loss of $19.8 million, or $1.10 per share, for the second quarter of fiscal 2024. Adjusted Net Loss was $15.7 million, which excludes a $4.3 million gain on a warehouse sale, compared to Adjusted Net Loss of $14.7 million, which excluded $5.1 million of restructuring costs.
•
Adjusted EBITDA*, which also excludes a $4.3 million gain on a warehouse sale, was $(5.8) million, compared to $(5.5) million for the second quarter of fiscal 2024, which excluded $5.1 million of restructuring costs.
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Subsequent to quarter end, UNIFI announced the transition of certain manufacturing operations to enhance operating efficiency, lower fixed costs, improve profitability, and further strengthen the balance sheet.

Eddie Ingle, Chief Executive Officer of Unifi, Inc., stated, “While our results for the second quarter came in slightly below our expectations due to global and localized pressures, we’ve taken numerous proactive actions to position the business for more durable and profitable future growth. This is evident by the recent increase in customer orders and interest we are seeing for some of our Beyond Apparel initiatives and REPREVE Fiber products. Further, to help support this expected growth and make UNIFI a stronger operating company, we are taking steps to optimize our business by consolidating our U.S. manufacturing footprint, which will make us a leaner and more profitable organization without having to sacrifice our ability to service the market. As a result, we believe we are in a better position to drive long-term shareholder value.”

Second Quarter Fiscal 2025 Compared to Second Quarter Fiscal 2024

Net sales increased to $138.9 million from $136.9 million, primarily due to higher sales volumes, partially offset by a weaker sales mix for the Asia Segment.

Gross profit decreased to $0.5 million from $1.6 million. Asia Segment gross profit decreased by $1.9 million, primarily due to a less favorable sales mix and pricing dynamics in the region. Americas Segment gross profit was flat, primarily as production and sales gains were offset by inflationary pressures. Brazil Segment gross profit improved by $0.6 million, primarily due to pricing and market share gains.

Operating loss improved to $7.6 million from $17.6 million. Fiscal 2025 included a gain on a warehouse sale and fiscal 2024 included restructuring costs, representing the primary change in operating loss. Net loss was $11.4 million compared to $19.8 million. Adjusted Net Loss was $15.7 million, which excluded $4.3 million for a gain on a warehouse sale, compared to Adjusted Net Loss of $14.7 million for the second quarter of fiscal 2025, which excluded $5.1 million of restructuring costs. Adjusted EBITDA* was $(5.8) million compared to $(5.5) million, and each excluded the same adjustments.

Fiscal 2025 Outlook

The below outlook assumes no meaningful changes in business activities resulting from the evolving tariff and trade negotiations.

Third Quarter Fiscal 2025

UNIFI expects the following third quarter fiscal 2025 results:

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Net sales and Adjusted EBITDA** improving sequentially from the second quarter of fiscal 2025, primarily driven by higher revenues for the Americas Segment.
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Capital expenditures between $5.0 million and $6.0 million, increasing sequentially for the transition of production out of one North Carolina facility.
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Continued volatility in the effective tax rate.

Full Year Fiscal 2025

UNIFI updated its full year outlook and now expects the following for fiscal 2025:

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Net sales approximately equal to fiscal 2024, with second half fiscal 2025 revenues improving sequentially from the first half of fiscal 2025.

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Gross profit, gross margin, and Adjusted EBITDA** expected to increase from fiscal 2024 to fiscal 2025, while second half fiscal 2025 underlying profit generation will be partially offset by U.S. manufacturing transition costs.
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Capital expenditures between $14.0 million and $16.0 million, which includes amounts related to U.S. manufacturing transition activities.

Ingle concluded, “We are excited about the future, and we are well-positioned to support our customers’ needs as the demand for sustainable and innovative solutions continues to grow. As we look ahead, our focus will continue to remain on optimizing our business, improving our profitability, and making strategic investments in innovation that will drive future growth and create value for all our stakeholders.”

* Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

** Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details, see the non-GAAP financial measures information presented in the schedules included in this press release.

Second Quarter Fiscal 2025 Earnings Conference Call

UNIFI will provide additional commentary regarding its second quarter fiscal 2025 results and other developments during its earnings conference call on February 6, 2025, at 8:00 a.m., Eastern Time. The call can be accessed via a live audio webcast on UNIFI’s website at http://investor.unifi.com. Additional supporting materials and information related to the call will also be available on UNIFI’s website.

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About UNIFI

UNIFI, Inc. (NYSE: UFI) is a global leader in fiber science and sustainable synthetic textiles. Using proprietary recycling technology, UNIFI is a pioneer in scaling the transformation of post-industrial and post-consumer waste into sustainable products. Through REPREVE, the world’s leading brand of traceable, recycled fiber and resin, UNIFI is changing the way industries think about the materials they use – and reuse. A vertically-integrated manufacturer, the company has direct operations in the United States, Colombia, El Salvador, and Brazil, and sales offices all over the world. UNIFI envisions a future where circular and sustainable solutions are the only choice. For more information about UNIFI, visit www.unifi.com.

Contact information:

Josh Carroll or Blaine McNulty

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net sales	$138,880	$136,917	$286,252	$275,761
Cost of sales	138,346	135,281	276,260	274,700
Gross profit	534	1,636	9,992	1,061
Selling, general and administrative expenses	12,921	12,408	24,763	24,017
(Benefit) provision for bad debts	(96)	1,289	216	1,080
Gain on sale of assets	(4,296)	—	(4,296)	—
Restructuring costs	—	5,101	—	5,101
Other operating (income) expense, net	(431)	481	89	535
Operating loss	(7,564)	(17,643)	(10,780)	(29,672)
Interest income	(177)	(697)	(434)	(1,278)
Interest expense	2,398	2,613	4,905	5,098
Equity in loss (earnings) of unconsolidated affiliates	262	(93)	251	(293)
Loss before income taxes	(10,047)	(19,466)	(15,502)	(33,199)
Provision (benefit) for income taxes	1,345	380	3,522	(83)
Net loss	$(11,392)	$(19,846)	$(19,024)	$(33,116)

Net loss per common share:
Basic	$(0.62)	$(1.10)	$(1.04)	$(1.83)
Diluted	$(0.62)	$(1.10)	$(1.04)	$(1.83)

Weighted average common shares outstanding:
Basic	18,288	18,110	18,272	18,097
Diluted	18,288	18,110	18,272	18,097

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 29, 2024	June 30, 2024
ASSETS
Cash and cash equivalents	$18,669	$26,805
Receivables, net	68,934	79,165
Inventories	132,910	131,181
Income taxes receivable	1,179	164
Other current assets	9,457	11,618
Total current assets	231,149	248,933
Property, plant and equipment, net	183,344	193,723
Operating lease assets	8,900	8,245
Deferred income taxes	4,437	5,392
Other non-current assets	11,829	12,951
Total assets	$439,659	$469,244

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$35,795	$43,622
Income taxes payable	921	754
Current operating lease liabilities	2,415	2,251
Current portion of long-term debt	12,025	12,277
Other current liabilities	16,054	17,662
Total current liabilities	67,210	76,566
Long-term debt	122,979	117,793
Non-current operating lease liabilities	6,597	6,124
Deferred income taxes	1,869	1,869
Other long-term liabilities	3,813	3,507
Total liabilities	202,468	205,859

Commitments and contingencies

Common stock	1,835	1,825
Capital in excess of par value	72,490	70,952
Retained earnings	240,373	259,397
Accumulated other comprehensive loss	(77,507)	(68,789)
Total shareholders’ equity	237,191	263,385
Total liabilities and shareholders’ equity	$439,659	$469,244

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	December 29, 2024	December 31, 2023
Cash and cash equivalents at beginning of period	$26,805	$46,960
Operating activities:
Net loss	(19,024)	(33,116)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Equity in loss (earnings) of unconsolidated affiliates	251	(293)
Depreciation and amortization expense	12,881	13,988
Non-cash compensation expense	1,658	1,387
Gain on sale of assets	(4,296)	—
Deferred income taxes	628	(1,714)
Other, net	216	(120)
Changes in assets and liabilities	(7,318)	22,385
Net cash (used) provided by operating activities	(15,004)	2,517

Investing activities:
Capital expenditures	(4,944)	(5,982)
Proceeds from the sale of assets	8,094	488
Net cash provided (used) by investing activities	3,150	(5,494)

Financing activities:
Proceeds from long-term debt	101,451	80,600
Payments on long-term debt	(96,547)	(88,740)
Other, net	(306)	(27)
Net cash provided (used) by financing activities	4,598	(8,167)

Effect of exchange rate changes on cash and cash equivalents	(880)	163
Net decrease in cash and cash equivalents	(8,136)	(10,981)
Cash and cash equivalents at end of period	$18,669	$35,979

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales and gross profit (loss) details for each reportable segment of UNIFI are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Americas	$83,095	$80,549	$169,378	$162,122
Brazil	27,482	26,061	61,792	55,970
Asia	28,303	30,307	55,082	57,669
Consolidated net sales	$138,880	$136,917	$286,252	$275,761

	For the Three Months Ended		For the Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Americas	$(6,540)	$(6,738)	$(7,918)	$(14,118)
Brazil	3,786	3,139	11,723	5,306
Asia	3,288	5,235	6,187	9,873
Consolidated gross profit	$534	$1,636	$9,992	$1,061

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net loss to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended		For the Six Months Ended
	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023
Net loss	$(11,392)	$(19,846)	$(19,024)	$(33,116)
Interest expense, net	2,221	1,916	4,471	3,820
Provision (benefit) for income taxes	1,345	380	3,522	(83)
Depreciation and amortization expense (1)	6,283	6,922	12,787	13,910
EBITDA	(1,543)	(10,628)	1,756	(15,469)

Gain on sale of assets (2)	(4,296)	—	(4,296)	—
Loss on joint venture dissolution (3)	—	2,750	—	2,750
Severance (4)	—	2,351	—	2,351
Adjusted EBITDA	$(5,839)	$(5,527)	$(2,540)	$(10,368)

(1)
Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. However, within the accompanying Condensed Consolidated Statements of Cash Flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.
(2)
In the second quarter of fiscal 2025, UNIFI recorded a gain of $4,296 related to the sale of a warehouse located in Yadkinville, North Carolina.
(3)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a nylon joint venture.
(4)
In the second quarter of fiscal 2024, UNIFI incurred severance costs in connection with the Profitability Improvement Plan in the U.S.

Adjusted Net Loss and Adjusted EPS (Non-GAAP Financial Measures)

The tables below set forth reconciliations of (i) Loss before income taxes (“Pre-tax Loss”), (ii) Provision (benefit) for income taxes (“Tax Impact”), (iii) Net loss (“Net Loss”) to Adjusted Net Loss, and (iv) Diluted Earnings Per Share (“Diluted EPS”) to Adjusted EPS. Rounding may impact certain of the below calculations.

	For the Three Months Ended December 29, 2024				For the Three Months Ended December 31, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(10,047)	$(1,345)	$(11,392)	$(0.62)	$(19,466)	$(380)	$(19,846)	$(1.10)
Gain on sale of assets (1)	(4,296)	—	(4,296)	(0.24)	—	—	—	—
Loss on joint venture dissolution (2)	—	—	—	—	2,750	—	2,750	0.15
Severance (3)	—	—	—	—	2,351	—	2,351	0.14
Adjusted results	$(14,343)	$(1,345)	$(15,688)	$(0.86)	$(14,365)	$(380)	$(14,745)	$(0.81)

Weighted average common shares outstanding				18,288				18,110

	For the Six Months Ended December 29, 2024				For the Six Months Ended December 31, 2023
	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS	Pre-tax Loss	Tax Impact	Net Loss	Diluted EPS
GAAP results	$(15,502)	$(3,522)	$(19,024)	$(1.04)	$(33,199)	$83	$(33,116)	$(1.83)
Gain on sale of assets (1)	(4,296)	—	(4,296)	(0.24)	—	—	—	—
Loss on joint venture dissolution (2)	—	—	—	—	2,750	—	2,750	0.15
Severance (3)	—	—	—	—	2,351	—	2,351	0.13
Adjusted results	$(19,798)	$(3,522)	$(23,320)	$(1.28)	$(28,098)	$83	$(28,015)	$(1.55)

Weighted average common shares outstanding				18,272				18,097

(1)
In the second quarter of fiscal 2025, UNIFI recorded a gain of $4,296 related to the sale of a warehouse located in Yadkinville, North Carolina. The associated tax impact was estimated to be $0 due to a valuation allowance against net operating losses and capital losses in the U.S.
(2)
In the second quarter of fiscal 2024, UNIFI recorded a loss of $2,750 related to the dissolution of a nylon joint venture.
(3)
In the second quarter of fiscal 2024, UNIFI incurred severance costs in connection with the Profitability Improvement Plan in the U.S.

Net Debt (Non-GAAP Financial Measure)

Reconciliations of Net Debt are as follows:

	December 29, 2024	June 30, 2024
Long-term debt	$122,979	$117,793
Current portion of long-term debt	12,025	12,277
Unamortized debt issuance costs	199	229
Debt principal	135,203	130,299
Less: cash and cash equivalents	18,669	26,805
Net Debt	$116,534	$103,494

Cash and cash equivalents

At December 29, 2024 and June 30, 2024, UNIFI’s foreign operations held nearly all consolidated cash and cash equivalents.

REPREVE Fiber

REPREVE Fiber represents UNIFI’s collection of fiber products on its recycled platform, with or without added technologies.

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted EPS, and Net Debt (together, the “non-GAAP financial measures”).

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EBITDA represents Net (loss) income before net interest expense, income tax expense, and depreciation and amortization expense.
•
Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain adjustments necessary to understand and compare the underlying results of UNIFI.
•
Adjusted Net (Loss) Income represents Net (loss) income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.
•
Adjusted EPS represents Adjusted Net (Loss) Income divided by UNIFI’s weighted average common shares outstanding.
•
Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect UNIFI’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. Management believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require UNIFI to predict the timing and likelihood of potential future events such as restructurings, M&A activity, contract modifications, and other infrequent or unusual gains and losses. Neither the timing nor likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net (Loss) Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of UNIFI that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing, and pricing of raw materials; general domestic and international economic and industry conditions in markets where UNIFI competes, including economic and political factors over which UNIFI has no control; changes in consumer spending, customer preferences, fashion trends, and end-uses for UNIFI's products; the financial condition of UNIFI’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions, and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including, but not limited to, epidemics or pandemics; the success of UNIFI’s strategic business initiatives; the volatility of financial and credit markets, including the impacts of counterparty risk (e.g., deposit concentration and recent depositor sentiment and activity); the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest, and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain, and motivate key employees; the impact of climate change or environmental, health, and safety regulations; and the impact of tax laws, the judicial or administrative interpretations of tax laws, and/or changes in such laws or interpretations.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on UNIFI. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in UNIFI’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by UNIFI with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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